QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in Registration Statements Nos. 33-60187, 333-46159, 333-63662, 333-134381, 333-134382, and 333-166963 on Form S-8 and No. 333-185141 on Form S-3 filed by Clean Harbors, Inc. of our report dated August 14, 2012, with respect to the consolidated balance sheets of Safety-Kleen, Inc. and subsidiaries as of December 25, 2010 and December 31, 2011, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2011.

/s/ KPMG LLP
Dallas, Texas January 4, 2013

QuickLinks

  Exhibit 23.2